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Exhibit 23.2

CONSENT OF INDEPENDENT ENGINEERS

        As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in the Registration Statement on Form S-4 and the related Prospectus to be filed with the Securities and Exchange Commission on or about December 13, 2011 (the "Registration Statement"), of the information from our report entitled "Evaluation of Oil and Gas Reserves to the Interests of Clayton Williams Energy, Inc. in Certain Domestic Oil and Gas Reserves and to the Interests of Warrior Gas Company in the Gataga Gas Unit No. 5A, Vermejo (Ellenburger) Field, Loving County, Texas Effective December 31, 2010, for Disclosure to the Securities and Exchange Commission, Williamson Project 0.9442" dated February 21, 2011 and data extracted therefrom (and all references to our Firm) included in or made a part of the Form 10-K Annual Report for the year ended December 31, 2010 filed by Clayton Williams Energy, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts" into the Registration Statement.

/s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.
Midland, Texas December 9, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT ENGINEERS